UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012

MONSTER WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue New York, NY		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 351-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The 2012 Annual Meeting of Stockholders of Monster Worldwide, Inc. (the “Company”) was held on June 5, 2012. The following proposals were submitted to stockholders at the meeting:

1. Election of Directors

Each of the following seven nominees for director was elected to serve a one-year term expiring at the Company’s 2013 Annual Meeting of Stockholders. The number of votes cast for and against and the number of broker non-votes with respect to each director were as follows:

	FOR	AGAINST	BROKER NON-VOTES
Salvatore Iannuzzi	88,037,193	2,365,264	16,068,119
John Gaulding	87,775,773	2,626,684	16,068,119
Edmund P. Giambastiani, Jr.	88,375,113	2,027,344	16,068,119
Cynthia P. McCague	87,261,399	3,141,058	16,068,119
Jeffrey F. Rayport	88,448,208	1,954,249	16,068,119
Roberto Tunioli	88,338,671	2,063,786	16,068,119
Timothy T. Yates	89,439,904	962,553	16,068,119

2. Ratification of Appointment of Independent Registered Public Accounting Firm

BDO USA, LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to the proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
105,890,960	461,330	118,286	(0)

3. Advisory Vote to Approve Named Executive Officer Compensation

The 2011 compensation of the Company’s named executive officers was approved. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to the proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
88,102,840	1,880,333	419,284	16,068,119

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Michael C. Miller
Name:	Michael C. Miller
Title:	Executive Vice President, General Counsel and Secretary

Date: June 7, 2012